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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            QUADRIGA SUPERFUND, L.P.
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                                   98-0375395
      (State or Other Jurisdiction of                     (I.R.S. Employer
       Incorporation or Organization)                  Identification Number)

         Le Marquis Complex Unit 5
           PO Box 1479 Grand Anse
     St. George's, Grenada, West Indies

  (Address of Principal Executive Offices)                   (Zip Code)

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
 If this form relates to the registration of a class of        If this form relates to the registration of a class of
     securities pursuant to Section 12(b) of the                   securities pursuant to Section 12(g) of the
   Exchange Act and is effective pursuant to General             Exchange Act and is effective pursuant to General
   Instruction A.(c), please check the following box.            Instruction A.(d), please check the following box.

                         |_|                                                             |X|
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           Securities Act registration statement file number to which this form relates: 333-88460


        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                     Name of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered
     -------------------                     ------------------------------

             NONE                                    NOT APPLICABLE

        Securities to be registered pursuant to Section 12(g) of the Act:

               SERIES A AND SERIES B UNITS OF LIMITED PARTNERSHIP
                                (Title of Class)
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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are the units of limited partnership interests in Quadriga Superfund, L.P. designated as (1) Quadriga Superfund, L.P. Series A and (2) Quadriga Superfund, L.P. Series B.

Pursuant to paragraph (d) of Item 202 of Regulation S-K, specific reference is hereby made to the following:

1. For a discussion of rights comparable to "dividend rights" (paragraph
(a)(1)(i) of Item 202), see Section 8(f) and Section (9) of "Quadriga Superfund, L.P. Form of First Amended and Restated Limited Partnership Agreement" which is Exhibit A (the "Limited Partnership Agreement") to the Registrant's Prospectus dated February 28, 2005 (the "Prospectus").

2. For a discussion of "redemption provisions" (paragraph (a)(1)(iv) of Item
202), see "Redemptions" beginning on page 38 of the Prospectus; and Section 12 of the Limited Partnership Agreement.

3. For a discussion of "voting rights" (paragraph (a)(1)(v) of Item 202), see
Section 9 and Section 18 of the Limited Partnership Agreement.

4. For a discussion of "preemption rights" (paragraph (a)(1)(viii) of Item 202), see Section 2(b)(i) and Section 14 of the Limited Partnership Agreement.

5. For a discussion of rights comparable to "liquidation rights" (paragraph
(a)(1)(vii) of Item 202), see Section 5(b) of the Limited Partnership Agreement.

6. For a discussion of "any restriction on alienability of the securities" (paragraph (a)(1)(x) of Item 202), see Section 11 of the Limited Partnership Agreement.

7. For a discussion of whether "the rights of holders . . . may be modified" (paragraph (a)(2) of Item 202), see Section 18(a) of the Limited Partnership Agreement.

Paragraphs (a)(1)(ii), (iii), (vi), (ix), (xi), (a)(3), (a)(4), (a)(5), (b),
(c), (e) and (f) of Item 202 are not applicable.


ITEM 2.        EXHIBITS.

Exhibit No.                       Description

(1) "Quadriga Superfund, L.P. First Amended and Restated Limited Partnership Agreement" which is Exhibit A to the Registrant's Prospectus dated February 28, 2005 (the "Prospectus").

(2) "Quadriga Superfund, L.P. Request for Redemption" which is Exhibit B to the Prospectus.

(3) "Quadriga Superfund, L.P. Subscription Agreement and Power of Attorney" which is Exhibit D to the Prospectus.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  QUADRIGA SUPERFUND, L.P.



Date:  November 22, 2005          By: /s/ CHRISTIAN BAHA
                                      ----------------------------------------
                                      Name: Christian Baha
                                      Title: President of Superfund Capital
                                      Management, Inc., the General Partner of
                                      Quadriga Superfund, L.P.